Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 _______ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

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September 12, 2023

New Ambrx Biopharma Inc.

10975 North Torrey Pines Road

La Jolla, California 92037

RE:     New Ambrx Biopharma Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to New Ambrx Biopharma Inc. (the “Company”), a Delaware corporation and newly-formed direct wholly owned subsidiary of Ambrx Biopharma Inc., a Cayman Islands exempted company limited by shares (“Ambrx”), in connection with the Registration Statement (as defined below), relating to, among other things, the merger of Ambrx Merger Sub Inc. (“Merger Sub”), a Cayman Islands exempted company limited by shares and newly-formed direct wholly owned subsidiary of the Company, with and into Ambrx (the “Merger”), with Ambrx surviving the Merger as a direct wholly owned subsidiary of the Company, on the terms of and subject to the conditions of the Agreement and Plan of Merger, dated as of September 11, 2023 (the “Merger Agreement”), by and among the Company, Merger Sub and Ambrx, and the plan of merger to be registered with the Registrar of Companies of the Cayman Islands in respect of the Merger (the “Cayman Plan of Merger”), by and between Ambrx and Merger Sub.

Prior to and as a condition of the Merger, the Company will file the New Certificate of Incorporation (as defined below), in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Merger as “New Ambrx.” Upon the effective time of the Merger (the “Effective Time”), among other things, on the terms of and subject to the conditions of Merger Agreement, each ordinary share, par value $0.0001 per share, of Ambrx (the “Ambrx Ordinary Shares”) that is issued and outstanding immediately prior to the Effective Time (including Ambrx Ordinary Shares underlying the outstanding American Depositary Shares (“ADSs”) will be converted into one-seventh (1/7) of one share of common stock, par value $0.0001 per share, of New Ambrx (“New Ambrx Common Stock”).

New Ambrx Biopharma Inc.

September 12, 2023

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-4 (File No. 333-274230) of the Company relating to 65,692,295 shares of New Ambrx Common Stock, to be issued in the Merger, filed on August 25, 2023, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and Amendment No. 1 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b)    the preliminary prospectus, dated September 12, 2023 (the “Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    an executed copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(d)    the form of the Cayman Plan of Merger, filed as Exhibit 2.2 to the Registration Statement;

(e)    the Certificate of Incorporation of the Company, effective as of the date hereof, filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”);

(f)    the form of Amended and Restated Certificate of Incorporation of New Ambrx, to become effective as of the Effective Time, included as Annex B to the Prospectus (the “New Certificate of Incorporation”);

(g)    the Bylaws of the Company, effective as of the date hereof, filed as Exhibit 3.2 to the Registration Statement;

(h)    the form of Amended and Restated Bylaws of New Ambrx, to become effective as of the Effective Time, included as Annex C to the Prospectus (the “New Bylaws”); and

(i)    resolutions of the Board of Directors of the Company, dated September 8, 2023, relating to, among other things, the Registration Statement and the Merger.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.

New Ambrx Biopharma Inc.

September 12, 2023

As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (“DGCL”) (all of the foregoing being referred to as “Opined-on Law”). The opinion stated below presumes that:

1.    Prior to effecting the Merger and the issuance of the New Ambrx Common Stock: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of Ambrx will have approved, among other things, the Merger Agreement, including the New Certificate of Incorporation and the New Bylaws; (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Merger, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Merger will have been obtained; and (iv) the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated;

2.    The New Certificate of Incorporation, in the form included as Annex B to the Prospectus, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the New Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

3.    The New Bylaws, in the form included as Annex C to the Prospectus, without alteration or amendment (other than identifying the appropriate date), will become effective as of the Effective Time.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

The New Ambrx Common Stock, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of New Ambrx under the DGCL and will be validly issued, fully paid and nonassessable.

The opinion stated herein is subject to the qualification that except to the extent expressly stated in the opinion contained herein, we have assumed that the Merger Agreement constitutes the valid and binding obligation of each party to such Merger Agreement, enforceable against such party in accordance with its terms.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times the issuance of the New Ambrx Common Stock does not violate or conflict with any agreement or instrument binding on New Ambrx (except that we do not make this assumption with respect to the New Certificate of Incorporation, the New Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

New Ambrx Biopharma Inc.

September 12, 2023

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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